UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

Atlas Resource Partners, L.P.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35317

Delaware	45-3591625
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, including zip code)

800-251-0171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On May 5, 2015, Atlas Resource Partners, L.P. (“ARP”), as sole member of Atlas Energy Holdings Operating Company, LLC (the “Operating Company”), adopted the Amended and Restated Limited Liability Company Agreement of the Operating Company (the “Agreement”). Among other things, the Agreement provides that the Operating Company’s member’s managerial power and authority shall be delegated to a board of managers. The board of managers shall initially consist of the following individuals, each of whom shall serve for a one-year term, or until the earlier of such manager’s removal, death or resignation: Edward E. Cohen, Chief Executive Officer of Atlas Energy Group, LLC, ARP’s general partner (“ATLS”), Jonathan Z. Cohen, Executive Chairman of the board of ATLS, Daniel C. Herz, President of ATLS, Mark D. Schumacher, Senior Vice President of ATLS, Carlton M. Arrendell, Tony C. Banks and Jeffrey C. Key. The board of directors of ATLS also determined that each of Messrs. Arrendell, Banks and Key is independent with respect to ARP, as defined by the rules of the New York Stock Exchange and the independence standards adopted by such board. This summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Agreement filed as Exhibit 99.1 to this current report, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Amended and Restated Limited Liability Company Agreement of Atlas Energy Holdings Operating Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS RESOURCE PARTNERS, L.P.

By: Atlas Energy Group, LLC, its general partner

Date: May 6, 2015	By:	/s/ Lisa Washington
	Name:	Lisa Washington
	Its:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated Limited Liability Company Agreement of Atlas Energy Holdings Operating Company, LLC